Exhibit 99.1
OLAPLEX Reports Fourth Quarter and Fiscal Year 2024 Results
NEW YORK, NY – March 4, 2025 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "I am pleased with our end to the year with our fourth quarter results ahead of the expectations we shared in November. During 2024 we laid a critical foundation for our business and brand transformation and I remain confident and optimistic about the strategies put in place as we step into a meaningful year ahead for the business."
For the fourth quarter of 2024 compared to the fourth quarter of 2023:
•Net sales decreased 9.8% to $100.7 million;
◦By channel:
▪Specialty Retail increased 5.7% to $28.8 million;
▪Professional decreased 27.1% to $31.0 million;
▪Direct-To-Consumer decreased 2.5% to $40.9 million;
◦Net sales increased 0.3% in the United States and decreased 17.4% internationally;
•Net income decreased 162.4% and adjusted net income decreased 65.8%;
•Diluted EPS was $(0.01), as compared to $0.02 for the fourth quarter of 2023;
•Adjusted Diluted EPS was $0.01, as compared to $0.03 for the fourth quarter of 2023.
For the fiscal year 2024 compared to the fiscal year 2023:
•Net sales decreased 7.8% to $422.7 million;
◦By channel:
▪Specialty Retail increased 5.4% to $142.3 million;
▪Professional decreased 19.3% to $145.3 million;
▪Direct-To-Consumer decreased 5.7% to $135.0 million;
•Net income decreased 68.3% and adjusted net income decreased 30.1%;
•Diluted EPS was $0.03, as compared to $0.09 for 2023;
•Adjusted Diluted EPS was $0.11, as compared to $0.16 for 2023.
Three Months Ended December 31, 2024 Results

(Amounts in thousands, except per share data)
	Three Months Ended December 31,
	2024	2023	% Change
Net Sales	$100,741	$111,717	(9.8)%
Gross Profit	$66,776	$76,778	(13.0)%
Gross Profit Margin	66.3%	68.7%
Adjusted Gross Profit	$69,064	$78,825	(12.4)%
Adjusted Gross Profit Margin	68.6%	70.6%
SG&A	$52,869	$49,172	7.5%
Adjusted SG&A	$50,306	$44,515	13.0%
Net Income (Loss)	$(8,800)	$14,101	(162.4)%
Adjusted Net Income	$7,630	$22,301	(65.8)%
Adjusted EBITDA	$17,489	$35,993	(51.4)%
Adjusted EBITDA Margin	17.4%	32.2%
Diluted EPS	$(0.01)	$0.02	(150.0)%
Adjusted Diluted EPS	$0.01	$0.03	(66.7)%

Fiscal Year 2024 Results

(Amounts in thousands, except per share data)
	Year Ended December 31,
	2024	2023	% Change
Net Sales	$422,670	$458,300	(7.8)%
Gross Profit	$292,290	$318,632	(8.3)%
Gross Profit Margin	69.2%	69.5%
Adjusted Gross Profit	$301,632	$327,001	(7.8)%
Adjusted Gross Profit Margin	71.4%	71.4%
SG&A	$181,685	$168,942	7.5%
Adjusted SG&A	$170,550	$153,439	11.2%
Net Income	$19,522	$61,587	(68.3)%
Adjusted Net Income	$75,713	$108,276	(30.1)%
Adjusted EBITDA	$129,665	$174,260	(25.6)%
Adjusted EBITDA Margin	30.7%	38.0%
Diluted EPS	$0.03	$0.09	(66.7)%
Adjusted Diluted EPS	$0.11	$0.16	(31.3)%
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of December 31, 2024, the Company had $586.0 million of cash and cash equivalents, compared to $466.4 million as of December 31, 2023. Inventory at the end of the fourth quarter of 2024 was $75.2 million, compared to $95.9 million at December 31, 2023. Long-term debt, net of current portion and deferred debt issuance costs was $643.7 million as of December 31, 2024, compared to $649.0 million as of December 31, 2023.
Fiscal Year 2025 Guidance
The Company's fiscal year 2025 guidance outlined below incorporates management's expectations regarding the Company’s investments and actions aimed at generating demand, increasing its innovation pipeline and strengthening its execution capabilities, including continued investment in research and development, marketing and talent. The fiscal year 2025 net sales guidance below also reflects management's expectation that the net sales performance for the first quarter will trend below the expected sales performance for the full fiscal year 2025, on a percentage basis.

For Fiscal 2025:
(Dollars in millions)	2025	2024 Actual
Net Sales	$410 - $431	$423
Adjusted Gross Profit Margin*	70.5% to 71.5%	71.4%
Adjusted EBITDA Margin*	20% to 22%	30.7%
*Adjusted gross profit margin and adjusted EBITDA margin are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” for additional information.
Webcast and Conference Call Information
The Company plans to host an investor conference call and webcast to review fourth quarter and fiscal 2024 financial results at 9:00am ET/6:00am PT on March 4, 2025. The webcast can be accessed at https://ir.olaplex.com. The conference call can be accessed by calling (201) 689-8521 or (877) 407-8813 for a toll-free number. A replay of the webcast will remain available on the website for 90 days.

About OLAPLEX
OLAPLEX is a foundational health and beauty company powered by breakthrough innovation and the professional hairstylist. Born in the lab and brought to the chair, our products are designed to enable Pros and their clients to achieve their best results and to provide consumers with a holistic healthy hair regimen. Founded in 2014, OLAPLEX revolutionized prestige hair care with its category creating Complete Bond Technology™, which works by protecting, strengthening and relinking all three bonds during and after hair services. Since then, OLAPLEX has expanded into a full suite of hair health formulas. OLAPLEX’s award-winning products are sold globally through an omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the Company’s financial position, operating results, growth, sales and profitability; the Company's financial guidance for fiscal year 2025, including net sales, adjusted gross profit margin and adjusted EBITDA margin; the Company’s first quarter 2025 sales performance; demand for the Company’s products; the Company’s innovation pipeline, including the timing of product launches; the Company's U.S. and international distribution operations; the Company’s business transformation plans, strategies, investments, priorities and objectives, including the impact and timing thereof; the Company’s sales, marketing and education initiatives and related investments, and the impact, focus and timing thereof; general economic and industry trends; the Company's infrastructure and operational and strategic processes; inventory levels; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.
Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: the Company’s dependence on the success of its business transformation plan; competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to accurately forecast customer and consumer demand for its products; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to manage its executive leadership changes and to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of general economic conditions, disruptions in business conditions, and the financial strength of the Company’s consumers and customers on the

Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; and the other factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.
Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and adjusted basic and diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; and (7) Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary inventory adjustments; (4) share-based compensation expense; (5) Tax Receivable Agreement liability adjustments; and (6) tax effect of non-GAAP adjustments. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations. The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense and (2) non-ordinary costs and fees. The Company calculates adjusted basic and diluted EPS as adjusted net income divided by weighted average basic and diluted shares outstanding, respectively. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA margin and adjusted gross profit margin. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA margin and adjusted gross profit margin to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) costs related to potential debt or equity transactions and (b) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP financial measures included in its fiscal year 2025 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share and share data)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$585,967	$466,400
Accounts receivable, net of allowances of $15,859 and $21,465	14,934	40,921
Inventory	75,165	95,922
Prepaid expenses and other current assets	13,647	9,953
Total current assets	689,713	613,196
Property and equipment, net	1,442	930
Intangible assets, net	899,549	947,714
Goodwill	168,300	168,300
Other assets	8,719	10,198
Total assets	$1,767,723	$1,740,338

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$10,423	$7,073
Accrued expenses and other current liabilities	35,639	29,643
Current portion of long-term debt	6,750	6,750
Current portion of Related Party payable pursuant to Tax Receivable Agreement	11,842	12,675
Total current liabilities	64,654	56,141
Long-term debt	643,712	649,023
Deferred tax liabilities	5,164	3,016
Related Party payable pursuant to Tax Receivable Agreement	177,469	185,496
Other liabilities	2,322	1,694
Total liabilities	893,321	895,370

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 664,224,893 and 660,731,935 shares issued and outstanding as of December 31, 2024 and 2023, respectively	664	671
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	328,538	316,489
Accumulated other comprehensive (loss) income	(765)	1,365
Retained earnings	545,965	526,443
Total stockholders’ equity	874,402	844,968
Total liabilities and stockholders’ equity	$1,767,723	$1,740,338

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$100,741	$111,717	$422,670	$458,300
Cost of sales:
Cost of product (excluding amortization)	31,677	32,892	121,038	131,323
Amortization of patented formulations	2,288	2,047	9,342	8,345
Total cost of sales	33,965	34,939	130,380	139,668
Gross profit	66,776	76,778	292,290	318,632
Operating expenses:
Selling, general, and administrative	52,869	49,172	181,685	168,942
Amortization of other intangible assets	10,862	10,443	43,669	41,468
Total operating expenses	63,731	59,615	225,354	210,410
Operating income	3,045	17,163	66,936	108,222
Interest expense	14,877	14,671	59,585	57,954
Interest income	(6,312)	(5,804)	(25,379)	(18,828)
Other expense (income), net:
Tax receivable agreement liability adjustment	3,915	(7,404)	3,915	(7,404)
Other expense (income), net	1,362	(1,548)	1,903	(220)
Total other expense (income), net	5,277	(8,952)	5,818	(7,624)
Income (Loss) before provision for income taxes	(10,797)	17,248	26,912	76,720
Income tax provision (benefit)	(1,997)	3,147	7,390	15,133
Net income (loss)	$(8,800)	$14,101	$19,522	$61,587

Net income (loss) per share:
Basic	$(0.01)	$0.02	$0.03	$0.09
Diluted	$(0.01)	$0.02	$0.03	$0.09
Weighted average common shares outstanding:
Basic	663,154,824	657,528,502	661,980,612	654,592,923
Diluted	663,154,824	667,243,477	665,397,655	677,578,245

Other comprehensive income (loss):
Unrealized gain (loss) on derivatives, net of income tax effect	$220	$(1,441)	$(2,130)	$(1,212)
Total other comprehensive income (loss)	220	(1,441)	(2,130)	(1,212)
Comprehensive income (loss)	$(8,580)	$12,660	$17,392	$60,375

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net income	$19,522	$61,587
Adjustments to reconcile net income to net cash provided by operating activities:	123,546	115,945
Net cash provided by operating activities	143,068	177,532
Net cash used in investing activities	(4,891)	(3,614)
Net cash used in financing activities	(18,610)	(30,326)
Net increase in cash and cash equivalents	119,567	143,592
Cash and cash equivalents - beginning of year	466,400	322,808
Cash and cash equivalents - end of year	$585,967	$466,400

Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents
(amounts in thousands, except per share and share data)
(Unaudited)
The following tables present a reconciliation of net income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(8,800)	$14,101	$19,522	$61,587
Depreciation and amortization of intangible assets	13,243	12,625	53,497	50,291
Interest expense, net	8,565	8,867	34,206	39,126
Income tax provision (benefit)	(1,997)	3,147	7,390	15,133
Share-based compensation	2,563	1,734	11,123	9,072
One-time former distributor payment(1)	—	—	—	3,500
Organizational realignment(2)	—	2,920	—	2,920
Inventory write-off and disposal(3)	—	—	—	24
Executive reorganization cost(4)	—	3	12	11
Tax receivable agreement liability adjustment	3,915	(7,404)	3,915	(7,404)
Adjusted EBITDA	$17,489	$35,993	$129,665	$174,260
Adjusted EBITDA margin	17.4%	32.2%	30.7%	38.0%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$66,776	$76,778	$292,290	$318,632
Amortization of patented formulations	2,288	2,047	9,342	8,345
Inventory write-off and disposal(3)	—	—	—	24
Adjusted gross profit	$69,064	$78,825	$301,632	$327,001
Adjusted gross profit margin	68.6%	70.6%	71.4%	71.4%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of SG&A to Adjusted SG&A
SG&A	$52,869	$49,172	$181,685	$168,942
Share-based compensation	(2,563)	(1,734)	(11,123)	(9,072)
One-time former distributor payment(1)	—	—	—	(3,500)
Organizational realignment(2)	—	(2,920)	—	(2,920)
Executive reorganization cost(4)	—	(3)	(12)	(11)
Adjusted SG&A	$50,306	$44,515	$170,550	$153,439

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Income (Loss) to Adjusted Net Income
Net income (loss)	$(8,800)	$14,101	$19,522	$61,587
Amortization of intangible assets (excluding software)	12,471	12,230	50,073	49,075
Share-based compensation	2,563	1,734	11,123	9,072
One-time former distributor payment(1)	—	—	—	3,500
Organizational realignment(2)	—	2,920	—	2,920
Inventory write-off and disposal(3)	—	—	—	24
Executive reorganization cost(4)	—	3	12	11
Tax receivable agreement liability adjustment	3,915	(7,404)	3,915	(7,404)
Tax effect of adjustments	(2,519)	(1,283)	(8,932)	(10,509)
Adjusted net income	$7,630	$22,301	$75,713	$108,276
Adjusted net income per share:
Basic	$0.01	$0.03	$0.11	$0.17
Diluted	$0.01	$0.03	$0.11	$0.16
Weighted average diluted shares outstanding(5)	667,406,963	667,243,477	665,397,655	677,578,245
(1)During the year ended December 31, 2023, the Company made a one-time $3.5 million payment to a former distributor in the United Arab Emirates, which enabled the Company to establish a partnership with another distributor in the region.
(2)Represented costs associated with the Company's Chief Executive Officer transition and other organizational realignment recorded during the year ended December 31, 2023.
(3)The inventory write-off and disposal costs related to unused stock of a product that the Company reformulated in June 2021 as a result of regulation changes in the E.U. In the interest of having a single formulation for sale worldwide, the Company reformulated on a global basis and disposed the unused stock.
(4)Represented benefit payments associated with the departure of the Company's Chief Executive Officer that occurred in fiscal year 2023 and Chief Operating Officer that occurred in fiscal year 2022.
(5)Weighted average diluted shares outstanding for the three months ended December 31, 2024 differ from the GAAP presentation on the Company's Condensed Consolidated Statements of Operations and Comprehensive Income due to the Company being in a loss position on an unadjusted basis.

Contacts:

Investors:

ICR, Inc.
Allison Malkin
Partner
allison.malkin@icrinc.com

Financial Media:

Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com